AGREEMENT OF PURCHASE AND SALE

           James Center, Tacoma Washington


        ARTICLE 1:  PROPERTY/PURCHASE PRICE

   1.1      Certain Basic Terms.

   (a)      Seller and Notice Address:

           JS - JAMES CENTER ASSOCIATES, L.P., a ___________________.
           Attn: Theodore M. Johnson, Jr.
           1019 Pacific Avenue, Suite 1119
           Tacoma, Washington 98402
           Telephone: 253/272-4499
           Facsimile: 253/272-6226

  With a copy to:Gordon, Thomas, Honeywell, Malanca, Peterson & Daheim, P.L.L.C.
          Attn: Dale L. Carlisle
          1201 Pacific Avenue, Suite 2200
          Tacoma, Washington 98401
          Telephone: 253/620-6401
          Facsimile: 253/620-6565

 (b) Purchaser and Notice Address:

          PACIFIC RETAIL TRUST, a Maryland real estate investment trust
          Attn: Craig Ramey
          Five Centerpointe Drive, Suite 100
          Lake Oswego, Oregon 97035
          Telephone: 503/624-6503
          Facsimile: 503/624-9132

 With a copy to: Pacific Retail Trust
          Attn:  Morgan L. Scott
          8140 Walnut Hill Lane, Suite 400
          Dallas, Texas  75231
          Telephone:  214/696-9500
          Facsimile:  214/750-9033

With a copy to:  Mayer, Brown & Platt
         Attn: Linda H. Earle, Esq.
         700 Louisiana, Suite 3600
         Houston, Texas 77002
         Telephone: 713/547-9678
         Facsimile: 713/224-6410

(c)  Date of this Agreement:  The later date of execution by Seller and
                              Purchaser, as indicated on the signature page.

(d)  Purchase Price:          Twelve Million Five Hundred Thousand and No/100
                              Dollars ($12,500,000.00).

(e)  Earnest Money: Two Hundred Thousand and No/100 Dollars ($200,000.00), plus interest thereon.

(f)  Due  Diligence  Period:  The  period  ending  sixty (60) days after
                              September 25, 1998.

(g) Closing   Date:   As  designated  by Purchaser upon not less than 5 days'
                      prior notice to Seller, but except as set forth herein, no later than thirty (30) days after the Due Diligence
                      Period. However, in no event shall the Closing Date occur prior to January 4, 1999 or after January 14, 1999.

(h) Title Company:    Chicago Title Insurance Company
                      700 South Flower Street, Suite 920
                      Los Angeles, California  90017
                      Attn:  Frank Jansen
                      Telephone:  213/488-4300
                      Facsimile:  213/891-0834

(i) Escrow Agent:    Chicago Title Insurance Company
                     2601 South 35th Street, Suite 100
                     Tacoma, Washington 98409
                     Attn: Bruce Judson
                     Telephone: 253/474-2377 Ext. 617
                     Facsimile: 253/475-4351

(j) Brokers:     Pacific NW Partners, LLC and Northwest Retail Partners, LTD.

         1.2 Property. Subject to the terms and conditions of this Purchase and Sale Agreement (this "Agreement"), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the "Property"):

         (a) The "Real Property," being the land described in Exhibit A attached hereto, together with the following: all improvements and fixtures (other than trade fixtures owned by tenants pursuant to the Leases, a term which is defined below) located thereon, including but not limited to the retail building or buildings located on such land, commonly known as "James Center" (the "Improvements"); all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining to such real property; and all right, title, and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such real property.

         (b) The landlord's interest in the "Leases," being all leases of space in the Improvements (including leases which may be made by Seller after the date hereof and before Closing as permitted by this Agreement), and any and all amendments and supplements thereto, and any and all guarantees and security received by landlord in connection therewith.

         (c) The "Personal Property," being all right, title and interest of Seller in and to all tangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, including, without limitation, all equipment, machinery, heating, ventilating and air conditioning units, furniture, art work, furnishings, trade fixtures, office equipment and supplies, and, whether stored on or off-site, all tools and maintenance equipment, supplies, and construction and finish materials not incorporated in the Improvements and held for repairs and replacements.

         (d) The "Intangible Property," being all right, title and interest of Seller in and to all intangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, including, without limitation, any and all of the following: trade names and trade marks associated

30177448.6 40899 1702C 98484215
with the Real Property, including, without limitation the name of the Real Property; the plans and specifications for the Improvements, including as-built plans; unexpired warranties, guarantees, indemnities and claims against third parties; contract rights related to the construction, operation, repair, renovation, ownership or management of the Real Property that are expressly assumed by Purchaser pursuant to this Agreement; pending permit or approval applications, permits, approvals and licenses (to the extent assignable); insurance proceeds and condemnation awards to the extent provided in Paragraphs
4.2 or 4.3; and books and records relating to the Property.

         1.3 Earnest Money. Within three (3) business days after the Date of this Agreement, Purchaser shall deposit the Earnest Money with the Escrow Agent. The Escrow Agent shall pay the Earnest Money to Seller pursuant to the terms of Paragraph 10.3 or at and upon Closing, or otherwise, to the party entitled to receive the Earnest Money in accordance with this Agreement. The Earnest Money shall be held and disbursed by the Escrow Agent pursuant to Article 10 of this Agreement. In the event Purchaser does not elect to terminate this Agreement prior to the expiration of the Due Diligence Period, the Earnest Money is to be delivered by Escrow Agent to Seller upon Purchaser's receipt of the SEPA Approval (as described in Paragraph 2.8) for the Property, and the Earnest Money shall not be returned to Purchaser unless this transaction fails to close as a result of an adverse condition as described in Paragraph 2.5 or Seller's failure to provide the Tenant Estoppels and required updates as described in Paragraph
2.3. For purposes of this paragraph, it is understood and agreed that the SEPA Approval must be without conditions or restrictions that are unacceptable to Purchaser, as determined by Purchaser in its sole discretion, and that all appeal periods with respect to the SEPA Approval shall have expired without any appeal having been filed, or, if filed, such appeal shall have been resolved to the satisaction of the Purchaser.

         1.4 Fred Meyer Approvals. It is understood and agreed that Purchaser will have to obtain certain approvals and waivers from Fred Meyer in order to proceed with Purchaser's planned redevelopment of the Property. Purchaser and Seller shall cooperate and work together in an effort to reduce or eliminate the fee to be paid to Fred Meyer for such approvals and waivers. However, in the event Buyer, in its sole and absolute discretion, determines that a fee must be paid to Fred Meyer or the rental rate under the Fred Meyer lease must be reduced to insure the receipt of the necessary approvals and waivers, Purchaser shall receive a credit against the Purchase Price in an amount equal to (i) fifty percent (50%) of such fee, up to a maximum credit of One Hundred Thousand and No/100 Dollars ($100,000.00) or (ii) the aggregate rental reduction to Fred Meyer for a full lease year divided by ten percent (10%), up to a maximum credit of One Hundred Thousand and No/100 Dollars ($100,000.00) provided the rental reduction is approved by the Lender (as hereafter defined). Purchaser shall deliver to Seller and Escrow Agent written verification of the amount of the fee paid or to be paid to Fred Meyer or the rental reduction to Fred Meyer prior to the Closing.


                        ARTICLE 2:  INSPECTION

         2.1 Seller's Delivery of Specified Documents. Within 5 business days after the Date of this Agreement, Seller shall provide to Purchaser or make available to Purchaser copies of each and every item set forth on Exhibit B to this Agreement (the "Property Information"). The terms "Rent Roll," "Operating Statements," "Commission Schedule," and "Service Contracts," used herein are defined in Exhibit B. Upon delivery of, or making available to Purchaser, the last item of Property Information, Seller shall deliver to Purchaser a written notice (the "Property Information Notice") certifying that this obligation has been satisfied together with an itemization of the matters delivered or made available to Purchaser. If any such item is not in Seller's possession or control, Seller shall provide to Purchaser a written acknowledgment to that effect. The term "Commencement Date" shall mean the date, not earlier than the Date of this Agreement, upon which the Property Information Notice is received by Purchaser, or, if Seller does not send a Property Information Notice, then the date Purchaser reasonably determines that it has received all of the Property Information. Seller shall have the continuing obligation during the pendency of this Agreement to provide Purchaser with any document described above and coming

30177448.6 40899 1702C 98484215
into Seller's possession or produced by Seller after the initial delivery of the Property Information.

         2.2 Due Diligence. Purchaser shall have through the last day of the Due Diligence Period in which to examine, inspect, and investigate the Property and, in Purchaser's sole and absolute judgment and discretion, to determine whether the Property is satisfactory to Purchaser and to obtain appropriate internal approval to proceed with this transaction. Purchaser may terminate this Agreement pursuant to this Paragraph 2.2 by giving notice of termination to Seller on or before the last day of the Due Diligence Period. This Agreement shall continue in full force and effect if Purchaser does not give the notice of termination. Upon such termination, the Earnest Money shall be refunded to Purchaser immediately upon request, and all further rights and obligations of the parties under this Agreement shall terminate, except any obligation which by its terms survives any termination of this Agreement.

         Purchaser and its agents, employees and representatives shall have reasonable access to the Property and all books and records for the Property that are in Seller's possession or control for the purpose of conducting analyses, surveys, architectural, engineering, geotechnical and environmental inspections and tests (including intrusive inspection and sampling), and any other inspections, studies, or tests reasonably required by Purchaser. Prior to Closing, Purchaser agrees that all information obtained during the Due Diligence Period shall be kept in confidence and shall not be disclosed to unrelated third parties other than to its investors, officers, employees, affiliates, attorneys, accountants, or agents or as otherwise required by law or for any valid business purpose of Purchase. During the pendency of this Agreement, Purchaser and its agents, employees, and representatives shall have a continuing right of reasonable access to the Property and any office where the records of the Property are kept for the purpose of examining and making copies of all books and records and other materials relating to the Property in Seller's or its property manager's possession. Purchaser shall have the right to conduct a "walk-through" of the Property before Closing upon appropriate notice to tenants as permitted under the Leases. In the course of its investigations, Purchaser may make inquiries to third parties, including, without limitation, tenants, lenders, contractors, property managers, parties to Service Contracts and municipal, local and other government officials and representatives, and Seller consents to such inquiries. In the event of termination hereunder, and at the request of Seller, Purchaser shall promptly deliver to Seller, without representation or warranty, complete copies of any non-proprietary written reports or documents relating to the Property prepared by a third party for Purchaser during the Due Diligence Period, including engineering reports, environmental reports, surveys, roof reports and prospective tenant letters of intent and related correspondence, but it is understood and agreed that Purchaser shall have no obligation to provide Seller with copies of any information or reports prepared by Purchaser or financial summaries prepared by a third party for Purchaser with respect to the Property. Purchaser shall keep the Property free and clear of any liens and will indemnify, defend, and hold Seller harmless from all liens or any claims asserted by third parties against Seller to recover for personal injury or property damage as a result of Purchaser's entry onto the Property. If any inspection or test disturbs the Property, Purchaser will restore the Property to its condition before any such inspection or test. Purchaser's obligations under the preceding two sentences shall survive Closing or any termination of this Agreement.

         Notwithstanding anything to the contrary contained herein, it is understood and agreed that Purchaser shall notify Seller of any objections to environmental matters, the physical condition of the Property or Leases (subject to receipt and approval of Tenant Estoppels) within the first thirty (30) days of the Due Diligence Period. Prior to the expiration of the Due Diligence Period, Seller shall notify Purchaser of those objections, if any, which Seller has attempted to cure.

         2.3 Tenant Estoppels. Seller shall endeavor to secure and shall deliver to Purchaser, as and when received, but in any event by at least 3 business days before the expiration of the Due Diligence Period, estoppel certificates (including such additions or modifications thereto as Purchaser may request based on its review of the Leases) from tenants under all Leases in the form of Exhibit C attached hereto or such other form as may be approved by Purchaser in its sole discretion (the "Tenant Estoppels"). Seller shall provide Purchaser with copies of the Tenant Estoppels for Purchaser's review and comment before delivering the Tenant Estoppels to tenants. Purchaser's obligation to close this transaction is subject to the condition that (a) at least 3 business days prior to the expiration of the Due Diligence Period, Purchaser shall have received from Fred Meyer, Kinkos, Ivars, U.S. Bank and 80% of the balance of the tenants in the Property, Tenant Estoppels in the form of Exhibit C and consistent with the rent roll delivered as part of the Property Information (the "Rent Roll") and the representations of Seller in Paragraph 7.1; (b) as of the Closing Date, the Leases shall be in full force and effect and no material default or claim by landlord or tenant shall exist or have arisen under any Leases that was not specifically disclosed in the Rent Roll included in the initial delivery of the Property Information; (c) as of the Closing Date, no tenant shall have initiated or had initiated against it any insolvency, bankruptcy, receivership or other similar proceeding; and (d) at least 5 days before the Closing Date, Purchaser shall have received updated Tenant Estoppels from the tenants specified above which are dated no earlier than 30 days prior to the Closing Date. Except for a current date, the updated Tenant Estoppels shall not contain any additions or deletions to the Tenant Estoppels delivered prior to the expiration of the Due Diligence Period other than changes which are acceptable to Purchaser in its sole discretion. If the required Tenant Estoppels are not delivered to Purchaser, or if any Tenant Estoppel either does not meet the foregoing requirements or discloses any facts objectionable to Purchaser in its reasonable opinion, Purchaser may elect to either: (i) terminate this Agreement by delivering written notice to Seller on or before Closing (in which event the Earnest Money shall be promptly returned to Purchaser); or (b) waive the satisfaction of this condition (and failure to provide such written notice of termination shall be deemed a waiver) and proceed with Closing.

         2.4 Service Contracts. During the Due Diligence Period, Purchaser shall notify Seller as to which Service Contracts Purchaser will assume and which Service Contracts will be terminated by Seller at Closing. Purchaser will assume the obligations arising from and after the Closing Date under those Service Contracts that are not in default as of the Closing Date and which Purchaser has elected to assume. Seller shall terminate at Closing all Service Contracts that are not so assumed. At Purchaser's option, Seller shall terminate or assign to Purchaser at Closing, any property management agreement affecting the Property.

         2.5 Adverse Conditions. As a condition to Purchaser's obligation to close, there shall be no material change in any condition of or affecting the Property not caused by Purchaser or its contractors, employees, affiliates or other related or similar parties that has occurred after the first thirty (30) days of the Due Diligence Period including without limitation (i) any additions or modifications to the Title Commitment (as hereafter defined) or Survey (as hereafter defined) which are not acceptable to Purchaser and are not removed or modified prior to Closing in accordance with Paragraph 3.2, (ii) any dumping or discovery of refuse or environmental contamination (excluding any information disclosed in the environmental report prepared for Buyer during the Due Diligence Period), or (iii) any default by Seller under this Agreement which is not cured by Seller to Purchaser's satisfaction within ten (10) days of receipt of written notice specifying such defaults.

         2.6 Transition Information. No later than 5 days prior to the Closing or on such other date as may be specified in this Paragraph 2.6, Seller will provide Purchaser with the following information: (i) a tenant contact list that includes the legal notification address, telephone number and emergency contact (including individual and telephone numbers) for each tenant: (ii) an aged accounts receivable list for the Property to be generated and delivered to Purchaser on the day preceding the Closing Date; (iii) a list of all vendors for the Property, including contacts, addresses and telephone numbers; (iv) a list of all utility providers and account numbers for the Property; and (v) copies of invoices forwarded to tenants for the month preceding Closing, and, if then prepared, for the month of Closing.

         2.7 Loan Assumption. The Property is subject to a mortgage lien in favor of Aegon USA Realty Advisers, Inc. ("Lender"), securing a loan in the original principal amount of $6,450,000.00 (the "Loan"). The Property is also subject to a mortgage lien in favor of Seafirst which will be released by Seller on or before Closing. The Property is to be conveyed without release of, and Purchaser shall assume, the lien of the existing mortgage and related security instruments and documents, as so amended and modified (collectively, the "Existing Mortgage") in favor of Lender, which secures payment of the Loan:

         (a) Conditions to Assumption. It shall be a condition precedent to the obligation of Purchaser to close the transactions contemplated hereby that as of the Closing: (1) any required consent of Lender to the conveyance of the Property subject to the Existing Mortgage and the assumption of the Existing Mortgage by Purchaser shall have been obtained from Lender; (2) such consent of Lender shall have been granted upon terms and conditions which are satisfactory to Purchaser in its sole discretion and Seller and which do not obligate Purchaser to assume any personal liability for any of the undertakings under the Existing Mortgage, other than exceptions to non-recourse provisions in the Existing Mortgage that relate to events, acts or omissions first arising from and after the Closing Date; (3) Lender shall have executed and delivered, and performed its obligations under, agreements pursuant to which Purchaser shall assume the borrower's obligations with respect to the Loan under the Existing Mortgage from and after Closing, which agreements shall be satisfactory to Purchaser in its sole discretion; (4) as of the Closing there shall not exist any uncured default under the Existing Mortgage, and Purchaser shall have obtained from Lender an acknowledgment that it is not aware of any such uncured default under the Existing Mortgage; and (5) as of the Closing Date the principal balance of the Loan shall not exceed $6,000,000.00.

         (b) Assumption Costs. All transfer or other fees charged by Lender and any costs and expenses charged by Lender in connection with the transfer of the Property, recording costs and expenses relating to the recordation of any mortgage assignment agreement or other documentation relating to the transfer of the Property, attorneys' fees incurred by Lender, any title insurance premiums or costs for endorsements required by Lender, and any other costs and expenses relating to the transfer of the Loan ("Assumption Costs") up to, but not exceeding, Fifty Thousand and No/100 Dollars ($50,000.00) shall be paid by Purchaser. All Assumption Costs in excess of $50,000.00 shall be paid by Seller.

         (c) Cooperation. The parties shall cooperate in good faith and with reasonable diligence to secure the approval of the Lender to the conveyance of the Property to Purchaser. Purchaser shall have the right to negotiate directly with Lender concerning Lender's consent. Purchaser shall promptly provide to Lender all information it may reasonably require in order to obtain Lender's consent. If the conditions set forth in this Paragraph 2.7 have not been satisfied as of Closing, then Purchaser shall elect, by delivering written notice to Seller on or before the Closing Date, (i) to terminate this Agreement, in which event the Earnest Money shall promptly be refunded to Purchaser; or
(ii) to proceed with the Closing, but only if any required consent of Lender to the assumption of the Existing Mortgage by Purchaser has been obtained. Seller shall not be obligated to pay off the Loan at Closing.

         (d) Adjustment of Purchase Price. At Closing, Purchaser shall receive a credit against the Purchase Price in the amount of the principal balance of the

Loan, all accrued and unpaid interest and other sums, if any, then due and payable pursuant to the Existing Mortgage.

         2.8 SEPA Approval. Within forty-five (45) days from the Date of this Agreement, Purchaser shall submit to the City of Tacoma the SEPA Checklist and related information necessary to receive environmental approval of the Property ("SEPA Approval"). It shall be a condition to Purchaser's obligation to close that the SEPA Approval must be received without conditions or restrictions that are unacceptable to Purchaser, as determined by Purchaser in its sole discretion, and that all appeal periods with respect to the SEPA Approvals shall have expired without any appeal having been filed or, if filed, such appeal shall have been resolved to the satisfaction of Purchaser. In the event the required SEPA Approval has not been received on or before five (5) days prior to the Closing Date, Purchaser may elect to (i) terminate this Agreement and receive a refund of the Earnest Money, (ii) waive the requirement and proceed with the Closing or (iii) extend the Closing Date for up to thirty (30) days in an attempt to obtain the SEPA Approval. In the event Purchaser elects to extend the Closing Date, Purchaser shall notify Seller and Escrow Agent of the extension at least three (3) days prior to the Closing Date.


              ARTICLE 3:  TITLE AND SURVEY REVIEW

         3.1 Delivery of Title Commitment and Survey. Seller shall cause to be prepared and delivered to Purchaser within ten (10) business days after the Date of this Agreement: (a) a current, effective commitment for title insurance (the "Title Commitment") issued by the Title Company, in the amount of the Purchase Price with Purchaser as the proposed insured, and accompanied by true, complete, and legible copies of all documents referred to in the Title Commitment; (b) a copy of the survey of the Property that was prepared for Lender in connection with the Loan (the "Existing Survey"); and (c) copies of Uniform Commercial Code searches in the name of Seller and the Property issued by the Title Company or a search company acceptable to Purchaser ("UCC Searches").

         3.2 Title Review and Cure. During the first thirty (30) days of the Due Diligence Period, Purchaser shall review title to the Property as disclosed by the Title Commitment, the Existing Survey and UCC Searches. Within such thirty
(30) day period, Purchaser shall advise Seller, the Title Company and the surveyor in writing of any matters set forth on those documents to which Purchaser objects. In the event the Title Commitment, copies of the title exceptions, the Existing Survey and UCC Searches are not delivered to Purchaser within ten (10) business days after the Date of this Agreement, the thirty (30) day period in which Purchaser must object to such matters shall automatically be extended by the number of days that Seller is delinquent in providing the specified materials. Seller will reasonably cooperate with Purchaser in curing Purchaser's objections, but Seller shall not be obligated to cure any such objections except liens and security interests created by, through or under Seller (including, without limitation, those disclosed by the UCC Searches), all of which liens and security interests Seller shall cause to be released at Closing. Seller also agrees to remove or cause to be removed any exceptions or encumbrances to title which arise after the date of this Agreement. Prior to the expiration of the Due Diligence Period, the parties shall memorialize in writing those objections which Seller is obligated to cure as aforesaid, or has elected to cure at Closing, and together with the Title Company cause a revised Title Commitment to be issued. The term "Permitted Exceptions" means all those exceptions shown on the Title Commitment, the Existing Survey and UCC Searches as of the expiration of the first thirty
(30) days of the Due Diligence Period other than those objections that Seller has elected to cure in writing prior to the expiration of the Due Diligence Period.

         If after the expiration of the first thirty (30) days of the Due Diligence Period the Title Company revises the Title Commitment to add or modify exceptions or to add or modify the conditions to obtaining any endorsement requested by Purchaser during the first thirty (30) days of the Due Diligence Period, then Purchaser may terminate this Agreement and receive a refund of the Earnest Money if provision for their removal or modification satisfactory to Purchaser is not made. Purchaser shall have been deemed to have approved any title exception that Seller is not obligated to remove and to which either Purchaser did not object as provided above, or to which Purchaser did object, but with respect to which Purchaser did not terminate this Agreement.

         On or before November 11, 1998, Seller shall cause to be prepared and delivered to Purchaser a current ALTA/ACSM Urban survey of the Property (the "Survey") including a certification addressed to Purchaser, in the form attached hereto as Exhibit D. Within ten (10) days after Purchaser's receipt of the Survey, Purchaser shall advise Seller, the Title Company and the surveyor in writing of any matters set forth on the Survey (which were not set forth on the Existing Survey) to which Purchaser objects. Seller will reasonably cooperate with Purchaser in curing Purchaser's objections, but Seller shall not be obligated to cure any such objections except for items that have been created by, through or under Seller. No later than five (5) days prior to the expiration of the Due Diligence Period, Seller shall notify Purchaser of those objections to the Survey that Seller is obligated or has agreed to cure prior to Closing. If Seller fails to cure the objections specified in such notice in a manner acceptable to Purchaser, in its sole discretion, on or before the Closing Date, Purchaser may elect to (i) terminate this Agreement and receive a refund of the Earnest Money or (ii) waive the Survey objections and proceed with the Closing.

         3.3      Delivery of Title Policy at Closing.   As a condition to
Purchaser's obligation to close, the Escrow Agent shall deliver to

Purchaser at Closing an ALTA Owner's Policy (Revised 10-17-70 and 10-17-84) (or other form if required by state law) of title insurance, with extended coverage (i.e., with ALTA General Exceptions 1 through 5 deleted, or with corresponding deletions if the Property is located in a non-ALTA state), issued by the Title Company as of the date and time of the recording of the Deed, in the amount of the Purchase Price, containing the Purchaser's Endorsements, insuring Purchaser as owner of good, marketable and indefeasible fee simple title to the Property, and subject only to the Permitted Exceptions (the "Title Policy"). "Purchaser's Endorsements" shall mean, to the extent such endorsements are available under the laws of the state in which the Property is located: (a) owner's comprehensive; (b) access; (c) survey (accuracy of survey); (d) location (survey legal matches title legal); (e) separate tax lot; (f) legal lot; (g) zoning 3.1, with parking and loading docks; and (h) such other endorsements as Purchaser may require during the Due Diligence Period based on its review of the Title
Commitment and Survey. Seller shall execute at Closing an ALTA Statement (Owner's Affidavit) and any other documents or agreements required by the Title Company to issue the Title Policy in accordance with the provisions of this Agreement.

         3.4 Title and Survey Costs. Seller shall pay for the cost of the Survey, including any revisions necessary to make the Survey conform to the requirements of this Agreement, the ALTA portion of the premium for the Title Policy and the cost of the UCC Searches. Purchaser shall pay the premium for upgrading the Title Policy to meet the requirements herein set forth, including the cost of Purchaser's Endorsements.


          ARTICLE 4:  OPERATIONS AND RISK OF LOSS

         4.1 Ongoing Operations. During the pendency of this Agreement, Seller covenants and agrees as follows:

         (a) Preservation of Business. Seller shall cause the Property to be operated only in the ordinary and usual course of business and consistent with past practice, shall preserve intact the Property, preserve the good will and advantageous relationships of Seller with tenants, customers, suppliers, independent contrac tors, employees and other persons or entities material to the operation of its business, shall perform its obligations under Leases and other agreements affecting the Property and shall not take any action or omission which would cause any of the representations or warranties of Seller contained herein to become inaccurate or any of the covenants of Seller to be breached.

         (b) Maintenance of Insurance. Seller shall continue to carry its existing insurance through the Closing Date, and shall not terminate or cancel such insurance policies.

         (c) New Contracts. Without Purchaser's prior written consent in each instance, Seller will not amend, terminate, grant concessions regarding, or enter into any contract or agreement that will be an obligation affecting the Property or binding on Purchaser after Closing.

         (d) Listings and Other Offers. Seller will not list the Property with any broker or otherwise solicit or make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of the Property, or enter into any contracts or agreements (whether binding or not) regarding any disposition of the Property.

         (e) Leasing Arrangements. Seller will not amend, terminate, grant concessions regarding, or enter into any Lease without Purchaser's prior written consent in each instance.

         (f) Removal and Replacement of Tangible Personal Property. Seller will not remove any Tangible Personal Property unless it is replaced with a comparable item of equal quality and quantity as existed as of the time of such removal.

         (g) Maintenance of Permits. Seller shall maintain in existence all licenses, permits and approvals, if any, in its name necessary or reasonably appropriate to the ownership, operation or improvement of the Property.

         4.2 Damage. Seller shall promptly give Purchaser written notice of any damage to the Property, describing such damage, whether such damage is covered by insurance and the estimated cost of repairing such damage. If such damage is not material, then: (a) Seller shall, to the extent possible, begin repairs prior to Closing out of any insurance proceeds received by Seller for the damage; (b) Purchaser shall receive all insurance proceeds not applied to the repair of any such Property prior to Closing (including rent loss insurance applicable to any period from and after the Closing Date) due to Seller for the damage; (c) any uninsured damage or deductible (including rent abatement not covered by rent loss insurance) shall be credited to Purchaser at Closing; and
(d) Purchaser shall assume the responsibility for the repair after Closing. If such damage is material, then by notice to Seller given within 14 days after Purchaser is notified of such damage (and Closing shall be extended, if necessary, to give Purchaser such 14 day period to respond to such notice), Purchaser may elect to either: (i) proceed in the same manner as in the case of damage that is not material; or (ii) terminate this Agreement, in which event the Earnest Money shall be immediately returned to Purchaser. Damage as to any one or multiple occurrences is material if the cost to repair the damage, plus the cost of rent abatement after Closing resulting from the damage, exceeds $500,000 or entitles any Major Tenant or 2 or more other tenants occupying at least 5% of the rentable area of the Property to terminate its/their Lease(s).

         4.3 Condemnation. By notice to Seller given within 14 days after Purchaser receives notice of proceedings in eminent domain that are contemplated, threatened or instituted by any body having the power of eminent domain with respect to the Property (and if necessary the Closing Date shall be extended to give Purchaser the full 14 day period to make such election), Purchaser may either: (a) terminate this Agreement, whereupon the Earnest Money shall be returned to Purchaser; or (b) proceed under this Agreement, in which event Seller shall, at Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award. Purchaser shall have the right during the pendency of this Agreement to participate in negotiations and other dealings with the condemning authority in respect of such matter.


                           ARTICLE 5:  CLOSING

         5.1 Closing and Escrow. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date through an escrow with the Escrow Agent at the offices of the Escrow Agent. Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser. The Escrow Agent shall agree in writing with Seller and Purchaser that: (a) recordation of the Deed constitutes its representation that it is holding the closing documents, closing funds and closing statement and is prepared and irrevocably committed to disburse the closing funds in accordance with the closing statements; and (b) release of funds to Seller shall irrevocably commit it to issue the Title Policy in accordance with this Agreement. Provided such supplemental escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time, Seller and Purchaser agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement.

         5.2 Conditions to the Parties' Obligations to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder shall be contingent upon the following:

         (a) The other party's representations and warranties contained herein shall be true and correct as of the date of this Agreement and the Closing Date;

         (b) As of the Closing Date, the other party shall have performed its obligations hereunder and all deliveries to be made by the other party at Closing have been tendered;

         (c) As of the Closing Date, no action or proceeding by or before any governmental authority shall have been instituted or threatened (and not subsequently dismissed, settled or otherwise terminated) which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement, other than an action or proceeding instituted or threatened by such party;

         (d) Any other condition set forth in this Agreement to such party's obligation to close is not satisfied by the applicable date; and

         (e) As a condition to Purchaser's obligation to close, at Closing Seller shall not be in default under any agreement to be assigned to, or obligation to be assumed by, Purchaser under this Agreement.

         So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with Closing hereunder has not been satisfied as of the Closing Date or other applicable date, such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date or other applicable date, or elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition except for breach by a party of a covenant in which case Closing shall not relieve such breaching party from any liability it would otherwise have hereunder.

         5.3 Seller's Deliveries in Escrow. Seller shall deliver in escrow to the Escrow Agent the following:

         (a) Deed. A general warranty or grant deed (warranting title against any party) in form provided for under the law of the state where the Property is located and materially satisfactory to the parties, executed and acknowledged by Seller, conveying good, indefeasible and marketable fee simple title to the Property to Purchaser subject only to the Permitted Exceptions (the "Deed");

         (b) Bill of Sale and Assignment of Leases and Contracts. A Bill of Sale and Assignment of Leases and Contracts in the form of Exhibit E attached hereto (the "Assignment"), executed and acknowledged by Seller, vesting in Purchaser good title to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

         (c) Certificate. A certificate from Seller that each of the representations and warranties contained in Paragraph 7.1 hereof is true and correct as set forth herein as of the Closing Date. Such certificate shall contain an updated list of the Leases and Service Contracts which Seller shall certify to be true and correct as of Closing;

         (d) Notice to Tenants. A notice to each tenant in the form of Exhibit F attached hereto;

         (e) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

         (f) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller. If Seller fails to provide the necessary affidavit and/or documentation of exemption on the Closing Date, Purchaser may proceed in accordance with the withholding provisions in such Act;

         (g) Tenant Estoppels and Service Contract Estoppels. Estoppel certificates satisfying the conditions in Paragraph 2.3, dated (or recertified and updated as of a date) not earlier than 30 days before the Closing Date;

         (h) Terminations. Terminations, effective no later than Closing, of those Service Contracts which Purchaser has elected not to assume, including any management agreements affecting the Property;

         (i) Permits and Approvals. Evidence reasonably satisfactory to Purchaser to the effect that the Seller possesses all licenses, permits, approvals, zoning exceptions and approvals, consents and orders of governmental, municipal or regulatory authorities required as of the Closing Date for the full and unrestricted ownership, operation and use of the Property, including, without limitation, a certificate of occupancy for each of the buildings which comprise the Improvements; and written acknowledgments from governmental authorities with respect to licenses, permits and approvals to be assigned to Purchaser;

         (j) CCRs. If the Property is subject to a declaration of covenants, conditions and restrictions or similar instrument ("CCRs") governing or affecting the use, operation, maintenance, management or improvement of the Property, (i) estoppel certificates in form and substance satisfactory to Purchaser from the declarant, association, committee, agent and/or other person or entity having governing or approval rights under the CCRs, or if

Seller is unable to obtain the estoppel certificates, an affidavit, in form and substance satisfactory to Purchaser, from the Seller stating that the Seller is not in default under the CCRs, and (ii) a recordable assignment, in form and substance satisfactory to Purchaser, assigning any and all developer, declarant or other related rights or interests of Seller (or any affiliate of Seller), if any, in or under the CCRs;

         (k) Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the Escrow Agent and the Title Company; and

         (l) Other Deliveries. Any other Closing deliveries required to be made by or on behalf of Seller hereunder.

         5.4 Purchaser's Deliveries in Escrow. At least 3 business days before the Closing Date (except as otherwise permitted below), Purchaser shall deliver in escrow to the Escrow Agent the following:

         (a) Purchase Price. On the Closing Date, the Purchase Price, less the Earnest Money that is applied to the Purchase Price and any credit due Purchaser pursuant to Paragraph 1.4, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent's escrow account;

         (b) Bill of Sale and Assignment of Leases and Contracts. The Assignment, executed by Purchaser;

         (c) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property; and

         (d) Other Deliveries. Any other Closing deliveries required to be made by or on behalf of Purchaser hereunder.

         5.5 Closing Statements/Escrow Fees. Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this Agreement in the form required by the Escrow Agent. The Escrow Agent's escrow fee, closing charges, and any cancellation fee shall be divided equally between and paid by Seller and Purchaser. If Seller and Purchaser cannot agree on the closing statement to be deposited as aforesaid because of a dispute over the prorations and adjustments set forth therein, the Closing nevertheless shall occur, and the amount in dispute shall be withheld from the Purchase Price and placed in an escrow with the Title Company, to be paid out upon the joint direction of the parties or pursuant to court order upon resolution or other final determination of the dispute.

         5.6 Sales, Transfer, and Documentary Taxes. Seller shall pay all sales, gross receipts, compensating, stamp, excise, documentary, transfer, deed or similar taxes and fees imposed in connection with this transaction under applicable state or local law.

         5.7 Possession. At the time of Closing, Seller shall deliver to Purchaser possession of the Property, subject only to the Permitted Exceptions.

         5.8 Delivery of Books and Records. On the Closing Date, and as a condition to Purchaser's obligation to close, Seller shall deliver to the Purchaser's corporate office in Dallas, Texas: the original Leases and Service Contracts or copies thereof if originals are not available; copies or originals of all books and records of account, contracts, copies of correspondence with tenants and suppliers, receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all permits and warranties; all advertising materials, booklets, and other items, if any, used in the operation of the Property. The keys and, if in Seller's possession or control, the original "as-built" plans and specification; all other available plans and specifications and all operation manuals shall be delivered to the offices of Purchaser's property manager on the Closing Date. Seller shall cooperate with Purchaser after Closing to transfer to Purchaser any such information stored electronically. The obligations of Seller under this Paragraph 5.8 shall survive Closing.


             ARTICLE 6: PRORATIONS AND ADJUSTMENTS

         6.1 Prorations. At least 3 business days prior to Closing, Seller shall provide to Purchaser such information and verification reasonably necessary to support the prorations and adjustments under this Article 6. The items in subparagraphs (a) through (e) of this Paragraph 6.1 shall be prorated between Seller and Purchaser as of the close of the day immediately preceding the Closing Date (the"Adjustment Date"), the Closing Date being a day of income and expense to Purchaser:

         (a) Taxes and Assessments. Purchaser shall receive a credit for any accrued but unpaid real estate taxes (and any assessments imposed by private covenant) applicable to any period before the Adjustment Date, even if such taxes and assessments are not yet due and payable. If the amount of any such taxes have not been determined as of the Adjustment Date, such credit shall be based on 110 percent of the most recent ascertainable taxes and shall be re-prorated upon issuance of the final tax bill. Purchaser shall receive a credit for any special assessments which are levied or charged against the Property, whether or not then due and payable.

         (b) Rents. Purchaser shall receive a credit for all rent and other recurring and periodic income for the month in which the Closing occurs (excluding any income that is specifically treated elsewhere in this Paragraph 6.1) applicable to any period after the Adjustment Date under Leases in effect on the Adjustment Date based on the Rent Roll. Delinquent tenant rentals shall be prorated, but if and when collected by Purchaser, shall be applied first to current months' rents, and then to delinquent rent in the inverse order of delinquency, with any remaining amounts allocable to the period prior to the Adjustment Date being paid to Seller. Seller shall have the right to seek collection from any tenants who are no more than 30 days in arrears as of the Closing, but shall not have a right to seek recovery from tenants more than 30 days in arrears. In seeking such collection, however, Seller shall not have the right to terminate any Lease or dispossess a tenant.

         (c) Percentage Rents. Percentage rents shall be separately prorated under each Lease on the basis of the lease year set forth in such Lease for the payment of percentage rents. All percentage rent payments for the lease year in which the Closing Date occurs that are made prior to the Adjustment Date shall be credited to Purchaser. All payments of percentage rent for the lease year in which the Closing Date occurs that are received by either party on or after the Adjustment Date shall be retained by, or remitted to, Purchaser, as the case may be, until determination of Seller's allocable share thereof in each instance, as provided in Paragraph 6.2 below. Upon final determination of percentage rents owed by a tenant under its Lease for the lease year in which Closing occurs, Seller and Purchaser shall adjust between themselves amounts owed for such lease year on account of percentage rents, and Seller's allocable share of such percentage rents shall be an amount equal to the amount of percentage rent owed by such tenant for the lease year multiplied by a fraction, the numerator of which is the number of days in such lease year prior to and including the Adjustment Date, and the denominator of which is the total number of days in such lease year.

         (d)      Operating Expense Pass-throughs.

         (i) Information Provided at Closing. Seller, as landlord under the Leases, is currently collecting from tenants under the Leases additional rent to cover taxes, insurance, utilities, maintenance and other operating costs and expenses (collectively, "Operating Expense Pass-throughs") incurred by Seller in connection with the ownership, operation, maintenance and management of the Property. In order for the parties to determine the credits and adjustments herein provided for, no later than 3 business days prior to the Closing Date, Seller will deliver to Purchaser copies of all relevant portions of its books and records and all back-up or supporting documentation, including without limitation, copies of invoices, evidence of payment and all other information corroborating the amount paid by Seller and the amount received from the tenants in respect of Operating Expense Pass-throughs as of the Adjustment Date, and at Closing Seller will also deliver to Purchaser copies of the same information for each year prior to the Closing for which any tenant has audit rights and the ability to challenge any prior year's reconciliations. With respect to any Operating Expense Pass-throughs which cannot be billed prior to the Closing, Purchaser shall bill the tenant(s) for such items in accordance with the respective Lease terms. Purchaser shall remit to Seller its pro rata portion of any amounts collected within 30 days after receipt of same.

         (ii) Reconciliation as of Adjustment Date. As of the Adjustment Date, Seller shall, to the extent possible under the terms of the Leases and the information then available to Seller, make a final determination of the amount, if any, by which Seller has been over or under collecting from tenants in respect of Operating Expense Pass-throughs for the period prior to and including the Adjustment Date. If such reconciliation results in a net amount due to tenants for the period prior to and including the Adjustment Date, Seller shall credit such amount to Purchaser and Purchaser will be responsible for paying or crediting to the tenants, as applicable, amounts due to them in respect of such over-collections. If amounts are due from tenants, Seller shall bill tenants for such amounts promptly after Closing.

         (iii) Final Reconciliation. As to any Leases for which a final reconciliation of Operating Expense Pass-throughs cannot be completed between the Seller, as landlord, and the tenants as of the Adjustment Date in accordance with Subparagraph (ii), the parties will adjust their prorations made at Closing when the correct amount of Operating Expense Pass-throughs can be determined (including without limitation with respect to any amounts under- collected by Seller) and when, under the terms or the respective Leases, all information required to make such landlord/tenant adjustment is available. Seller shall be responsible for providing Purchaser with the final reconciliation for Seller's period of ownership. If Seller fails timely to provide Purchaser with it final reconciliation, Seller acknowledges and agrees that Purchaser's ability to make a final determination of any amounts due to Seller or any additional amounts due from Seller in respect of Operating Expense Pass-throughs for the period prior to the Adjustment Date is dependent upon, and expressly conditioned upon, Seller's delivering all information required by Purchaser, as provided for Subparagraph (i), and Seller's delivering to Purchaser subsequent to the Closing Date copies of all invoices and bills received by Seller subsequent to the Adjustment Date for Operating Expense Pass-through items applicable to the period on or before the Adjustment Date, as well as evidence of payments made by Seller in respect of such invoices and bills. Seller agrees to cooperate in good faith and with reasonable diligence in providing to

Purchaser as and when needed copies of all invoices, bills, evidence of payment and other information required by Purchaser to confirm the final reconciliation performed by Seller for its period of ownership and/or to make any required post-Closing reconciliations of Operating Expense Pass-throughs.

         If when Seller is able to make its year end reconciliation for the period prior to the Closing, it is determined, after giving effect to any applicable credit received by Purchaser at Closing under this Paragraph 6.1(d), that Seller has under- collected from any tenants, then Purchaser shall bill such tenants for the amounts due to Seller within 60 days after year end, and remit to Seller Seller's portion of any amounts collected monthly, within 30 days after receipt of same. If, however, it is determined that Seller over-collected from tenants, again after giving effect to any credits received by Purchaser at Closing as aforesaid, Seller will pay to Purchaser the amount over-collected and not previously credited to Purchaser, within 30 days after receipt from Purchaser of written notice setting forth the amount due, accompanied by documentation reasonably establishing such amount, and Purchaser shall be responsible for crediting or repaying amounts to the appropriate tenants. In order to assist Seller in its confirmation of any required post-closing adjustments, Purchaser shall make available to Seller upon request, copies of the tax bills and any other bills and invoices needed by Seller. Each party shall have the right to audit the other party's books and records, upon reasonable prior notice and during normal business hours, for purposes of confirming any calculations made by Purchaser.

         (e) Service Contracts. Seller or Purchaser, as the case may be, shall receive a credit for regular charges under Service Contracts assumed by Purchaser pursuant to this Agreement paid and applicable to Purchaser's period of ownership or payable and applicable to Seller's period of ownership, respectively.

         (f) Utilities. Seller shall cause the meters, if any, for utilities to be read the day on which the Closing Date occurs and to pay the bills rendered on the basis of such readings. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than 30 days before the Closing Date; and such adjustment shall be re-prorated when the next utility bills are received.

         6.2 Tenant Improvements and Allowances. All Tenant improvement expenses (including all hard and soft construction costs, whether payable to the contractor or the tenant), tenant allowances, rent abatement, moving expenses and other out-of-pocket costs which are the obligation of the landlord under Leases shall be paid by Seller on or before the Closing Date.

         (a) Evidence of Payment. At Closing, Seller shall provide lien waivers, payment affidavits, certificates of completion, Tenant Estoppels and other evidence reasonably necessary to confirm Seller's compliance with its obligations pursuant to this Paragraph 6.2, and, to the extent such coverage is available, shall provide such indemnity or other assurance to enable the Title Company to insure against any claims against the Property arising from work performed before the Closing.

         6.3 Leasing Commissions. On or before the Closing Date, Seller shall pay in full all leasing commissions due to leasing or other agents for the current remaining term of each Lease (determined without regard to any unexercised termination or cancellation right); provided, however, that if any leasing agent will not accept such payment, then Purchaser shall receive a credit against the Purchase Price at Closing in an amount equal to the then-unpaid leasing commissions and Purchaser shall assume, in writing, the obligation to pay any such leasing commissions due thereunder after the Closing Date up to the amount of such credit.

         6.4 Post-Closing Adjustments. Either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment. This obligation, as well as every other provision in the Article 6 providing for post-closing adjustments, shall survive the Closing hereunder. No other expense related to the ownership or operation of the Property shall be charged to or paid or assumed by Purchaser, whether allocable to any period before or after Closing, other than those obligations expressly assumed by Purchaser.

         6.5 Tenant Deposits. All tenant security deposits (and interest thereon if required by law or contract to be earned thereon) shall be transferred or credited to Purchaser at Closing. As of the Closing Date, Purchaser shall assume Seller's obligations related to tenant security deposits, but only to the extent they are properly credited and transferred to Purchaser.

         6.6 Wages. Purchaser shall not be liable for any wages, fringe benefits, payroll taxes, unemployment insurance contributions, accrued vacation pay, accrued pay for unused sick leave, accrued severance pay and other compensation accruing before Closing for employees at the Property. Purchaser shall not be liable for any obligations accruing before Closing under any union contract or multi-employer pension plan applicable to any such employees or arising from the termination of any such employees at or prior to Closing.

         6.7 Utility Deposits. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Purchaser at Closing.

         6.8 Sales Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Brokers. If this transaction is closed, Seller shall pay Pacific Northwest Partners, LLC in accordance with their separate agreement, and Pacific Northwest Partners, LLC shall pay Northwest Retail Partners, Ltd. its share of the commission in accordance with their separate agreement. Brokers are independent contractors and are not authorized to make any agreement or representation on behalf of either party. Except as expressly set forth above, in the event of any claim for broker's or finder's fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.


              ARTICLE 7:  REPRESENTATIONS AND WARRANTIES

         7.1 Seller's Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

         (a) Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing and qualified to do business in the state of its organization and the state in which the Property is located. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligations of Seller, enforceable in accordance with their terms.

         (b) Conflicts and Pending Actions or Proceedings. There is no agreement to which Seller is a party or, to Seller's knowledge, binding on Seller which is in conflict with this Agreement, or which challenges or impairs Seller's ability to execute or perform its obligations under this Agreement. There is not now pending or, to the best of Seller's knowledge, threatened, any action, suit or proceeding before any court or governmental agency or body against Seller that would prevent Seller from performing its obligations hereunder or against or with respect to the Property.

         (c) Leases and Rent Roll. The documents constituting the Leases that are delivered to Purchaser pursuant to Paragraph 2.1 are true, correct and complete copies of all of the Leases affecting the Property, including and all amendments and guarantees. All information set forth in each Rent Roll is true, correct, and complete in all material respects as of its date. Except as set forth in the Rent Roll first delivered hereunder, there are no leasing or other fees or commissions due, nor will any become due, in connection with any Lease or any renewal or extension or expansion of any Lease, and no understanding or agreement with any party exists as to payment of any leasing commissions or fees regarding future leases or as to the procuring of tenants. To Seller's knowledge, except as disclosed in the Property Information, no tenants have asserted nor are there any defenses or offsets to rent accruing after the Closing Date and no default or breach exists on the part of any tenant. Seller has not received any notice of any default or breach on the part of the landlord under any Lease, nor, to the best of Seller's knowledge, does there exist any such default or breach on the part of the landlord. Except as set forth in the Rent Roll, all of the landlord's obligations to construct tenant improvements or reimburse the tenants for tenant improvements under the Leases have been paid and performed in full and all concessions (other than any unexpired rent abatement set forth in the Leases) from the landlord under the Leases have been paid and performed in full.

         (d) Service Contracts and Operating Statements. The list of Service Contracts delivered to Purchaser pursuant to this Agreement is true, correct, and complete as of the date of its delivery. The documents constituting the Service Contracts that are delivered to Purchaser are true, correct and complete copies of all of the Service Contracts affecting the Property. Neither Seller nor, to Seller's knowledge, any other party is in default in any material respect under any Service Contract. The Operating Statements to be delivered to Purchaser pursuant to this Agreement show all items of income and expense (operating and capital) incurred in connection with Seller's ownership, operation, and management of the Property for the periods indicated and are true, correct, and complete in all material respects.

 (e) Permits, Legal Compliance, and Notice of Defects.  Seller
                  ------------------------------------------------
has all licenses, permits and certificates necessary for the use and operation of the Property, including, without limitation, all certificates of occupancy necessary for the occupancy of the Property, all of which are in full force and effect, and Seller has not taken or failed to take any action that would result in their revocation, and has not received any written notice of an intention to revoke any of them. To Seller's knowledge, neither the Property nor the use thereof violates any governmental law or regulation or any covenants or restrictions encumbering the Property. To Seller's knowledge there are no material physical defects in the Improvements. Seller has not received any written notice from any insurance company or underwriter of any defects that would materially adversely affect the insurability of the Property or cause an increase in insurance premiums. Seller has received no written notice from any governmental authority or other person of, and has no knowledge of any violation of zoning, building, fire, health, environmental, or other statutes, ordinances, regulations or orders (including those respecting the Americans with

Disabilities Act), or any restriction, condition, covenant or consent in regard to the Property or any part thereof which have not been corrected to the satisfaction of the issuer.

         (f) Environmental. Seller has no knowledge of any violation of Environmental Laws related to the Property or the presence or release of Hazardous Materials on or from the Property except as disclosed in the Property Information. Neither Seller nor, to Seller's knowledge, any tenant or other occupant has manufactured, introduced, released or discharged from or onto the Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos) in violation of any Environmental Laws, and neither Seller, nor to Seller's knowledge any tenant or other occupant has used the Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials in violation of any Environmental Laws. The term "Environmental Laws" includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the Date of this Agreement together with their implementing regulations and guidelines as of the Date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

         (g) Utilities. All water, sewer, gas, electric, telephone, and drainage facilities, and other utilities required for the normal and proper operation of the Property are installed and connected to the Property with valid permits, and are adequate to serve the Property for its current use and to permit full compliance with all requirements of law and the Leases. All permits and connection fees are fully paid and no action is necessary on the part of Purchaser to transfer such permits to it. To Seller's knowledge, all utilities serving the Property enter it through publicly-dedicated roads or through currently effective public or private easements. To Seller's knowledge, no fact or condition exists which would result in the termination of such utilities services to the Property.

         (h) Independent Unit. The Property is an independent unit which does not now rely on any facilities (other than facilities covered by easements appurtenant to the Property or facilities of municipalities or public utilities) located on any property that is not part of the Property to fulfill any municipal or other governmental requirement, or for the furnishing to the Property of any essential building systems or utilities (including drainage facilities, catch basins, and retention ponds). No other building or other property that is not part of the Property relies upon any part of the Property to fulfill any municipal or other governmental requirement, or to provide any essential building systems or utilities, other than CCR's covered by Paragraph 5.3(j).

         (i) Withholding Obligation. Seller's sale of the Property is not subject to any federal, state or local withholding obligation of Purchaser under the tax laws applicable to Seller or the Property.

         (j) Disclosure. Other than this Agreement, the documents delivered at Closing pursuant hereto, the Permitted Exceptions, Leases, Service Contracts, and any commission agreements described in the Commission Schedule, there are no contracts or agreements of any kind relating to the Property to which Seller or its agents is a party and which would be binding on Purchaser after Closing. Copies of Property Information delivered to Purchaser pursuant to Paragraph 2.1 hereof are or will be true, correct and complete copies; and Seller is not aware of any material inaccuracy or omission in the Property Information delivered pursuant to Paragraph 2.1. To Seller's knowledge, there are no other facts or events which could materially affect the Property which have not been disclosed in writing to Purchaser pursuant to this Agreement.

         7.2  Purchaser's   Representations   and  Warranties.   As  a  material
inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

         (a) Organization and Authority. Purchaser has been duly organized and is validly existing as a Maryland real estate investment trust, in good standing in the State of Maryland, and will be qualified to do business in the state in which the Real Property is located on the Closing Date. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and, subject only to obtaining certain internal approvals on or before the expiration of the Due Diligence Period, to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

         (b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

         7.3 Survival of Representations and Warranties. The representations and warranties set forth in this Article 7 are made as of the date of this Agreement and are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive Closing for a period of one (1) year. Seller and Purchaser shall have the right to bring an action thereon only if Seller or Purchaser, as the case may be, has given the other party written notice of the circumstances giving rise to the alleged breach within such 1 year period.


                   ARTICLE 8:  INDEMNIFICATION

         8.1 Seller's Indemnity. Seller agrees to indemnify, defend and hold Purchaser harmless from any liability, claim, demand, loss, expense or damage (collectively, "loss") that is: (a) suffered by, or asserted by any person or entity against, Purchaser arising from any act or omission of Seller, its agents, employees or contractors occurring on or before Closing; or (b) arising from any breach by Seller of any obligation related to the Property other than those obligations which by this Agreement, or any closing delivery, specifically becomes the obligation of Purchaser.

         8.2 Purchaser's Indemnity. Purchaser agrees to indemnify, defend and hold Seller harmless of and from any loss that is: (a) suffered by, or asserted by any person or entity against, Seller arising from any act or omission of Purchaser, its agents, employees or contractors occurring on or after Closing; or (b) arising from any breach by Purchaser of any obligation of Purchaser related to the Property which by this Agreement, or any closing delivery, specifically becomes the obligation of Purchaser.

         8.3 Procedure. The following provisions govern all actions for indemnity under this Article 8 and any other provision of this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitee, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to the indemnitor's ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity. If an indemnitee settles a claim without the prior written consent of the indemnitor, then the indemnitor shall be released from liability with respect to such claim unless the indemnitor has unreasonably withheld such consent.


                          ARTICLE 9:  DEFAULT

         9.1 Seller's Default. If this transaction fails to close as a result of Seller's default, the Earnest Money shall be returned to Purchaser. In addition, Purchaser shall be entitled to such remedies for breach of contract as may be available at law and in equity, including without limitation, the remedy of specific performance.

         9.2 Purchaser Default. If this transaction fails to close due to the default of Purchaser, Seller's sole remedy in such event shall be to terminate this Agreement and to retain the Earnest Money as liquidated damages, Seller waiving all other rights or remedies in the event of such default by Purchaser. The parties acknowledge that Seller's actual damages in the event of a default by Purchaser under this Agreement will be difficult to ascertain, and that such liquidated damages represent the parties' best estimate of such damages.

         9.3 Other Expenses. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees due to the Escrow Agent for holding the Earnest Money and any fees due to the Title Company for cancellation of the Title Commitment.


                   ARTICLE 10:  EARNEST MONEY PROVISIONS

         10.1 Investment and Use of Funds. The Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Purchaser, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Earnest Money shall be applied as a credit against the Purchase Price.

         10.2 Termination before Expiration of Due Diligence Period. The Purchaser shall notify the Escrow Agent of the date that the

Due Diligence Period ends promptly after such date is established under this Agreement, and Escrow Agent may rely upon such notice. If Purchaser elects to terminate the Purchase Agreement pursuant to Paragraph 2.2, Escrow Agent shall pay the entire Earnest Money to Purchaser one business day following receipt of a copy of the Due Diligence Termination Notice from Purchaser (as long as the current investment can be liquidated in one day). No notice to Escrow Agent from Seller shall be required for the release of the Earnest Money to Purchaser by Escrow Agent. The Earnest Money shall be released and delivered to Purchaser from Escrow Agent upon Escrow Agent's receipt of a copy of the Due Diligence Termination Notice despite any objection or potential objection by Seller. Seller agrees it shall have no right to bring any action against Escrow Agent which would have the effect of delaying, preventing, or in any way interrupting Escrow Agent's delivery of the Earnest Money to Purchaser pursuant to this paragraph, any remedy of Seller being against Purchaser, not Escrow Agent.

         10.3 Payment to Seller. In the event Purchaser does not elect to terminate this Agreement prior to the expiration of the Due Diligence Period, Escrow Agent shall pay the entire Earnest Money to Seller one (1) business day following the expiration of the Due Diligence Period. The Earnest Money shall be applied as a credit against the Purchase Price, but it shall not be refunded to Purchaser unless this transaction fails to close as a result of an adverse condition as described in Paragraph 2.5 or the occurrence of any event for which Purchaser has the express right to terminate this Agreement. If Purchaser elects to terminate this Agreement as a result of any event described in the preceding sentence, Seller shall return the Earnest Money to Purchaser within one (1) business day of such termination.

         10.4 Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money's disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent's option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys' fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys' fees of the prevailing party in accordance with the other provisions of this Agreement.

         10.5 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the

Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent's mistake of law respecting the Escrow Agent's scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of the Escrow Agent's duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

         10.6 Escrow Fee. Except as expressly provided herein to the contrary, the escrow fee, if any, charged by the Escrow Agent for holding the Earnest Money or conducting the Closing shall be shared equally by Seller and Purchaser.


                     ARTICLE 11:  MISCELLANEOUS

         11.1 Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided, however, that Purchaser may assign this Agreement without Seller's consent to an Affiliate or to effect an Exchange pursuant to Paragraph
11.18 hereof. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. For the purposes of this paragraph, the term "Affiliate" means: (a) an entity that directly or indirectly controls, is controlled by or is under common control with Purchaser; or (b) an entity at least a majority of whose economic interest is owned by Purchaser; and the term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

         11.2 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

         11.3 Expenses. Except as otherwise expressly provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

         11.4 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

         11.5 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

         11.6 Survival. The provisions of this Agreement that contemplate performance after Closing and the obligations of the parties not fully performed at Closing shall survive Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

         11.7 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

         11.8 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all before agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

         11.9 Time. Time is of the essence in the performance of this Agreement.

         11.10 Confidentiality. Seller shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after Closing, without the specific, prior written consent of Purchaser, except for such disclosures to Seller's lenders, creditors, officers, employees and agents as are necessary to perform Seller's obligations hereunder.

         11.11 Attorneys' Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party in connection therewith.

         11.12 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either: (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier; (b)
sent by telefax, in which case notice shall be deemed delivered upon transmission of such notice; or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

         11.13 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         11.14 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and, except as otherwise expressly provided shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

         11.15 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included at, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 6 p.m, Pacific Standard Time.

         11.16 Information and Audit Cooperation. At Purchaser's request, at any time before or after Closing, Seller shall provide to Purchaser's designated independent auditor access to the books and records of the Property, and all related information regarding the period for which Purchaser is required to have the Property audited under the regulations of the Securities and Exchange Commission, and Seller shall provide to such auditor a representation letter regarding the books and records of the Property, in substantially the form of Exhibit G attached hereto, in connection with the normal course of auditing the Property in accordance with generally accepted auditing standards. The Purchaser agrees to indemnify and hold harmless the Seller from any claim, damage, loss, or liability to which Seller is at any time subjected by any person who is not a party to this Agreement as a result of Seller's compliance with this paragraph.

         11.17 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

         11.18 Section 1031 Exchange. Purchaser and/or Seller may consummate the purchase and sale of the Property as part of a so-called like kind exchange (the "Exchange") pursuant to ss. 1031 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that: (a) Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Purchaser's obligations under this Agreement; (b) Purchaser and/or Seller shall effect the Exchange through an assignment of this Agreement, or their respective rights under this Agreement, to a qualified intermediary; (c) neither Seller nor Purchaser shall be required to take an assignment of the purchase agreement for the relinquished property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (d) neither party shall pay any additional costs that would not otherwise have been incurred by such party had the other party not consummated its purchase through the Exchange. Purchaser and Seller shall not, by this agreement or acquiescence to the Exchange, have their respective rights under this Agreement affected or diminished in any manner or be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with ss. 1031 of the Code.

         11.19 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, on or after Closing any further actions, documents, and will obtain such consents, as may be reasonably necessary or as may be reasonably requested to fully effectuate the purposes, terms and conditions of this Agreement or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

         11.20 Limitation of Liability. In accordance with the declaration of trust of Purchaser, notice is hereby given that all persons dealing with Purchaser shall look solely to the assets of Purchaser for the enforcement of any claim against Purchaser, as neither the trustees, officers, employees nor shareholders of Purchaser assume any personal liability for obligations entered into by or on behalf of Purchaser.

       11.21 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL

RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        [Signature Page Follows]

      SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT BETWEEN PACIFIC RETAIL TRUST
                                     AND
                    JS - JAMES CENTER ASSOCIATES, L.P.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

                                           JS - JAMES CENTER ASSOCIATES, L.P.,
                                          a ___________________________________



                                              By:   ____________________________
                                              Name: ____________________________
                                              Title:____________________________
Dated:__________
                                                                      "Seller"

                                              PACIFIC RETAIL TRUST, a Maryland
                                              realestate investment trust



                                               By:   ___________________________
                                               Name: ___________________________
                                               Title:___________________________
Dated:

                                                                     "Purchaser"








                                  [signatures continue on following page]

        CONTINUATION OF SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT
                         BETWEEN PACIFIC RETAIL TRUST
                                     AND
                     JS - JAMES CENTER ASSOCIATES, L.P.



         Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money and the interest earned thereon, in escrow, and shall disburse the Earnest Money, and the interest earned thereon, pursuant to the provisions of Article 10 hereof.


                                            CHICAGO TITLE INSURANCE COMPANY



                                       By:   __________________________
                                      Name:  __________________________
                                     Title:  __________________________

Dated: __________________                                "Escrow Agent"

                               EXHIBIT A

                    LEGAL DESCRIPTION OF REAL PROPERTY

                               EXHIBIT B

                       PROPERTY INFORMATION

o Rent Roll. A rent roll ("Rent Roll") of the Property (and, in addition, Seller's most recent rent roll of the Property), containing the following information for each tenant:

         o        Full name of tenant as shown on the Lease
         o Description of space leased to tenant, including suite number and square feet of net rentable area o Date of Lease and any amendments or guarantees thereto o Term of Lease with commencement and expiration dates o Options to extend term o Options to expand space o Annual base rental o Annual reimbursements for taxes, CAM, merchants'
                  association, and other expenses
         o        Percentage rental
         o Concessions, including free rent, construction allowances, etc.
         o Dates through which base and percentage rental have been paid
         o        Rental collected in advance
         o        Defaults by tenant
         o        Security deposit and interest accrued thereon

o Operating Statements. Operating statements of the Property for the 36 months preceding the date of this Agreement
         ("Operating Statements").

o Commission Schedule and Agreements. A schedule ("Commission Schedule") and copies of all commission agreements related to the Leases or the Property.

o Service Contracts. A list together with copies of all management, service, supply, equipment rental and other contracts related to the operation of the Property ("Service Contracts").

o Leases. Copies of all leases and occupancy agreements including all amendments, guarantees, side letters and other relevant documents.

o Tax Statements. Copies or a summary of ad valorem tax statements for the current or most recently available tax period and for the prior 36 months including the Property's tax identification number(s).

o        Tangible Personal Property.   A current inventory of all
         tangible personal property and fixtures.

30177448.6 40899 1702C 98484215

o        Tenant Information:

         o Financial statements of all tenants under Leases covering prior 2 years
         o        Information relative to tenant payment history
         o CAM, real estate taxes and insurance reconciliations by tenant
         o Tenants' allocation of CAM, real estate taxes and insurance reimbursements for the prior 2 years
         o A gross sales report for the last 3 years (and current year if available) for each tenant paying percentage rent
         o        All tenant correspondence

o Maintenance Records. All maintenance work orders for the prior 12 months.

o List of Capital Improvements. A list of all capital improvements performed on the Property within the prior 24 months.

o Reports. Any environmental, soil, structural engineering and drainage reports, assessments, audits and surveys.

o As-Built Survey. All existing as-built surveys of the Property.

o        Site Plans.  All site plans relating to the Property.

o Square Footage. A square footage breakdown of the Property by building.

o As-Built Plans and Specifications. All as-built construction, architectural, mechanical, electrical, plumbing, landscaping and grading plans and specifications relating to the Property and any major capital repairs or tenant improvements (including bay depths and fire protection specifications).

o Parking Information. A parking plan (which may be reflected in the Survey) showing the number of parking spaces for the Property, and a comparison to the number of parking spaces for the Property required by zoning requirements applicable to the Property.

o Permits and Warranties. Copies of all warranties and guaranties, permits, certificates of occupancy, licenses and other approvals.

o Financial Statements. Copies of financial statements reflecting the operation of the Property for the prior 3 calendar years, including statements of cash flow and year-end balance sheets, and statements of income, expense, accounts

30177448.6 40899 1702C 98484215
         payable and accounts receivable for each such year, each prepared in accordance with generally accepted accounting principles consistently applied, and fairly presenting the financial position of Seller with respect to the Property at the end of each such year and the results of the operations thereof for such year.

o        Operating Information.  Copies of all utilities bills relating
         ---------------------
         to the Property for the prior 12 calendar months and a list of any utility company deposits, all service contract billings, all certificates of insurance of each tenant, all tax returns relating to the Property for the past calendar year, details of any reserves and the back-up for any projections upon which the reserves are based, year-to-date general ledger, and accounts receivable aging report.

o Management Report. Copies of monthly management reports for the Property for the past 3 calendar years and for the current year-to-date.

o Budget. Seller's most recent budget for the Property, including the forthcoming year, if applicable.

o Insurance. Copies of Seller's certificate of insurance for the Property, all insurance policies, a loss history, a list of any current claims relating to the Property, and any notices received by insurance carriers.

o Proceedings. Copies of any documents or materials relating to any litigation, investigation, condemnation, or proceeding of any kind pending or threatened affecting any of the Property or the ability of Seller to consummate the transaction contemplated by this Agreement.

o General. Any other documents or information pertaining to the Property in Seller's possession or control or in the possession or control of Seller's agents or independent contractors.

o CCR'S. Copies of all covenants, conditions and restrictions or similar instruments governing or affecting the use, operation, maintenance, management or improvement of the Property including all amendments, modifications, supplements and other relevant documents.

30177448.6 40899 1702C 98484215

                                EXHIBIT C

                      TENANT ESTOPPEL CERTIFICATE


         The undersigned ("Tenant") hereby certifies to Pacific Retail Trust, a Maryland Real Estate Investment Trust, its successors and assigns (collectively, "Buyer") and each of their mortgagees and their respective successors and assigns (collectively "Lender") as follows:


1.  [Name of  Tenant]  is the  lessee  of  square  feet of  leasable  area  (the
"Premises") in the James Center Shopping Center located in County, Washington ("Property"), under a lease agreement dated , 199 (as modified or amended, the "Lease") entered into between Tenant and JS - James Center Associates, L.P., or its predecessor in interest as lessor ("Lessor") as modified by the documents, if any, attached hereto as Exhibit A.

         2. The Lease is in full force and effect, and, to the best of Tenant's knowledge, Tenant is not in default thereunder. To the best of Tenant's knowledge, there exist no facts that would constitute a basis for any default under the Lease upon the lapse of time or the giving of notice or both.

         3. The Lease, in the form of Exhibit A hereto, constitutes the entire agreement between the Lessor and Tenant and there are no amendments, written or oral, to the Lease except as included in Exhibit A. Tenant has no options or rights to extend the term of the Lease, expand the Premises, or purchase the Property or any portion thereof except as set forth in the Lease. The Lease has not been assigned, transferred or hypothecated by Tenant, nor the Premises or any portion thereof sublet, except as set forth in the documents attached as Exhibit A hereto.

         4. All construction, maintenance, and repair obligations of Lessor have been performed in full and all allowances or other amounts payable to Tenant under the Lease have been paid in full by Lessor. All conditions of the Lease to be performed by Lessor and necessary to the obligation of Tenant to perform its obligations under the Lease have been performed. All portions of the Premises and any additional space required to be delivered to Tenant under the Lease have been delivered. Tenant does not currently have, and hereby waives, any and all termination, abatement, or offset rights based on the failure of Lessor to timely and adequately perform any of its obligations under the Lease prior to the date hereof. To the extent Tenant's Lease affords Tenant any right to approve or confirm any matters relating to permitting, signage, zoning or variances, and other matters pertaining to the use and occupancy of the Premises, all such matters have been approved by Tenant and Tenant waives any right to object to any such matters.

         5. Tenant has accepted the Premises and is paying rent under the Lease. Tenant has not made any prepayment of rent or other charges more than one (1) month in advance and no payments have been made by Tenant except as provided in the Lease.

         6. The term of the Lease commenced on , 199 and will end on , 199 at a monthly base rental (exclusive of Tenant's obligation to pay common area maintenance costs, percentage rents, expenses, taxes, or insurance) of [Base Rent] [Increase details]. There are no concessions, bonuses, free rental periods, rebates, credits or other matters affecting the rental for Tenant under the Lease except as described in Exhibit A hereto. Tenant is currently paying [pass-through details] as Tenant's share of common area maintenance costs and other expense pass-throughs.

         7. As of the date of this certificate, to the knowledge of Tenant, there exist no offsets, abatements, reductions in rent, counterclaims or defenses of Tenant under the Lease against Lessor, except as expressly described in Exhibit A, and, to the knowledge of Tenant, there exist no events that would constitute a basis for such offset, abatement, reduction, counterclaim or defense against Lessor upon the lapse of time or the giving of notice or both. Tenant has no right to or claims for the refund of any rents or other sums heretofore paid to Lessor (excluding the right to a refund of any security deposit paid by Tenant in the amount set forth in Paragraph 8 hereof).

         8. The amount of prepaid rent or lease deposit, however referred to, paid under the terms of the Lease is $ . To Tenant's knowledge, no portion of the foregoing amount has been applied by Lessor to the payment of rent or any other amounts due under the Lease.

         9. Tenant acknowledges that the Lessor's interest in the Lease will be assigned to Buyer and agrees, upon receipt of notice of such assignment from Buyer, to attorn to Buyer, to recognize Buyer as the Lessor for all purposes, and to perform all of Tenant's obligations as lessee under the Lease, including, without limitation, the payment of rent, directly to Buyer, or its agent, as the Lessor under the Lease, from and after the date of such notice.

         10. To the extent Tenant's Lease affords Tenant such rights, Tenant has approved the site plan for the Property and approves the design, configuration, location, use, and operation of all improvements located on the Property as complying with the approved site plan. All common areas located on the Property comply in full with the requirements of the Lease. All parking requirements of the Lease have been satisfied in full. The exclusive rights and other restrictions contained in the Lease have been satisfied and there is no violation thereof by any previous or existing lessor or by any third party. Tenant has no right to terminate the Lease or cease operating based upon a breach of any cotenancy provisions or any other provision of the Lease conditioning Tenant's performance of its obligations under the Lease on the occupancy of other premises by other tenants.

         11. Tenant has not filed and is not the subject of any filing for bankruptcy or reorganization under federal bankruptcy laws.

         12. The address for notices to Tenant under the Lease is correctly set forth in the Lease.

         13. All exhibits attached hereto are by this reference incorporated fully herein and are true, correct, and complete. The term "this certificate" shall be considered to include all such exhibits.

         14. All guarantors of the Lease ("Guarantor") are identified below and by their execution below consent to and confirm all obligations under any such guaranty and all covenants and certifications set forth in this estoppel certificate.

         15. This certificate may be executed in any number of counterparts, any of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.

         16. This certificate may be relied upon and shall inure to the benefit of Buyer and Lender and shall be binding upon Tenant, Guarantor and each of their respective successors and assigns.





          [Signature block continued on next page.]

            [Signature block continued from previous page.]





         EXECUTED______________, 1998.

                            TENANT:
                            _________________________


                            By:
                            Name:
                            Title:


                            GUARANTOR 1:

                            ________________________


                             By:
                             Name:
                             Title:


                            GUARANTOR 2:

                            ________________________

                              By:
                              Name:
                              Title:

STATE OF                         )
         -------------------
                      ) ss.
COUNTY OF __________________     )


         Sworn to and subscribed before me by _________________ on this day of _____________, 1998.



                                     _______________________________________
                                     Notary Public


                                     _______________________________________
                                     Printed Name of Notary

    My Commission Expires:






STATE OF                              )
         -------------------
                       ) ss.
COUNTY OF __________________          )


         Sworn to and subscribed before me by _____________________ on this _____ day of________________, 1998.



                                                 Notary Public



                                                 Printed Name of Notary

My Commission Expires:

STATE OF                               )
         -------------------
                       ) ss.
COUNTY OF                              )


   Sworn to and subscribed before me by _____________________ on this_____ day of ___________, 1998.


                                                 _______________________________
                                                 Notary Public


                                                 _______________________________
                                                 Printed Name of Notary

My Commission Expires:

                                 EXHIBIT D

                      SURVEY CERTIFICATION FORM


To:      Pacific Retail Trust ("Purchaser"), Wells Fargo Realty
         Advisors Funding, Incorporated, and Chicago Title Insurance
         Company

         The undersigned Registered Public Engineer (the "Engineer") hereby certifies that (a) this plat of survey and the property description set forth hereon are true and correct and prepared from an actual on-the-ground survey of the real property (the "Property") shown hereon and is the same property that is described in Chicago Title Insurance Company Commitment No.
 dated , 1998; (b) such survey was conducted by the Engineer, or under his supervision and was made in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, "jointly established and adopted by ALTA and ACSM in 1997, as defined therein and includes Items 1, 2, 3, 4, 6, 7(a), 7(c), 8, 9, 10, 11, 13, 14, 15, and 16 of Table A thereof, indicates all access easements and off-site easements appurtenant, and meets the accuracy requirements of an Urban Survey, as defined therein; (c) all monuments shown hereon actually exist, and the location, size and type of material thereof are correctly shown; (d) except as shown hereon, there are no encroachments onto the Property or protrusions therefrom, there are no visible easements or rights-of-way on the Property and there are no visible discrepancies, conflicts, shortages in area or boundary line conflicts; (e) the size, location and type of improvements are as shown hereon, and all are located within the boundaries of the Property and set back from the Property lines the distances indicated; (f) the distance from the nearest intersecting street or road is as shown; (g) the Property has access to and from a public roadway; (h) all recorded easements have been correctly platted hereon; and (i) the boundaries, dimensions and other details shown hereon are true and correct.

         The survey correctly shows the zone designation of any area shown as being within a Special Flood Hazard Area according to current Federal Emergency Management Agency Maps which make up a part of the National Flood Insurance Administration Report; Community No. , Panel No. dated
               .

         EXECUTED this ______day of___________________,1998.



                           Registered Public Engineer
                                       No.

                                                 No.____________________________

                                                 Address:_______________________
                                                 _______________________________
                                                 _______________________________

(SEAL)

                                                                       EXHIBIT E

                            BILL OF SALE AND
         ASSIGNMENT OF LEASES, CONTRACTS AND PERSONAL PROPERTY


         This instrument is executed and delivered pursuant to that certain Purchase and Sale Agreement (the "Agreement") dated ________________ between JS
- JAMES CENTER ASSOCIATES, L.P. ("Seller") and PACIFIC RETAIL TRUST ("Purchaser") covering the real property described in Schedule 1 attached hereto ("Real Property"). All capitalized terms that are used by not defined herein shall have the same meanings ascribed to such terms in the Agreement.

         1. Assignment and Assumption. For good and valuable consideration Seller hereby assigns and conveys to Purchaser, and Purchaser hereby accepts:

         (a) Leases. All of Seller's right, title and interest in and to the leases ("Leases") as set forth on the Rent Roll attached hereto as Schedule 2, and Purchaser hereby assumes all of Seller's obligations under the Leases arising from and after Closing (as defined in the Agreement) but as to Seller's obligations with regard to security deposits and other deposits, only to the extent the security deposits have been transferred or credited to Purchaser;

         (b) Tangible Personalty. All right, title and interest of Seller in and to all tangible personal property now owned by Seller and used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, including, without limitation, all equipment, machinery, heating, ventilating and air conditioning units, furniture, art work, furnishings, trade fixtures, office equipment and supplies, and, whether stored on or off-site, all tools and maintenance equipment, supplies, and construction and finish materials not incorporated in the Improvements and held for repairs and replacements, except any such tangible personal property belonging to tenants under the Leases and specifically including the personal property listed on Schedule 3 attached hereto;

         (c) Intangible Personalty. All right, title and interest of Seller in and to all intangible personal property now owned by Seller and used in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property, including, without limitation, any and all of the following: trade names and trade marks associated with the Real Property, including, without limitation the name of the Real Property ("James Center"); the plans and specifications for the Improvements, including as-built plans; unexpired warranties, guarantees, indemnities and claims against third parties; contract rights related to the construction, operation, repair, renovation, ownership or management of the Real Property that are expressly assumed by Purchaser pursuant to this Agreement; pending permit or approval applications, permits, approvals and licenses (to the extent assignable); insurance proceeds and condemnation awards to the extent provided in the Agreement; and books and records relating to the Property; and

         (d) Contracts. All of Seller's right, title and interest in and to the contracts ("Contracts") described in Schedule 4 attached hereto, and Purchaser hereby assumes the obligations of Seller under such contracts arising from and after Closing.

         2. Warranty. Seller represents and warrants to Purchaser that it is the owner of the property described above, that such property is free and clear of all liens, charges and encumbrances other than the Permitted Exceptions (as defined in the Agreement), and Seller warrants and defends title to the above-described property unto Purchaser, its successors and assigns, against any person or entity claiming, or to claim, the same or any part thereof, subject only to the Permitted Exceptions as defined in the Agreement.

         3. Indemnification. Seller shall defend, indemnify and hold harmless Purchaser from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Purchaser by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Leases and the Contracts arising before the Closing Date (as defined in the Agreement). Purchaser shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys' fees incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge, and observe the obligations assumed by it under this instrument with respect to the Leases or the Service Contracts arising after the date hereof.

         4. Limitation of Liability of Trustees. In accordance with the declaration of trust of Purchaser, notice is hereby given that all persons dealing with Purchaser shall look to the assets of Purchaser for the enforcement of any claim against Purchaser, as neither the trustees, officers, employees nor shareholders of purchasers assume any personal liability for obligations entered into by or on behalf of Purchaser.

                                                 SELLER:

                                             JS - JAMES CENTER ASSOCIATES, L.P.,
                                           a ___________________________________

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________


                                                 PURCHASER:

                                           PACIFIC RETAIL TRUST, a Maryland real
                                            estate investment trust



                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                             EXHIBIT F

                        NOTICE TO TENANTS


[Date of Sale]


    CERTIFIED MAIL
    RETURN RECEIPT REQUESTED
    P_______________________




FirstName LastName
Job Title
Company
Address
City, State Postal Code


Re:      Sale of Property - James Center, Tacoma, Washington
         Lease Agreement dated _____________ by and between _________________ ("Tenant") and ___________________ ("Landlord")

Dear ____________:

As required in the Notice Provision of your Lease Agreement and by applicable Washington law, if any, notice from both Seller and Purchaser is hereby given that effective _____________, 199__, Landlord has sold James Center Shopping Center, located in Tacoma, Washington to Pacific Retail Trust. All future rental payments should be sent as follows:

Please note the following:

1)       All future rental payments should be sent as follows:

         Make checks payable to:        Pacific Retail Trust - [Insert Property]

         Mail payment to:               Pacific Retail Trust - [Insert Property]
                                        P.O. Box [Insert Box #]
                                        Dallas, TX [Insert Zip Code]

2) All questions regarding financial payment should be directed to [Insert Lease Administrator], Lease Administration at 800/529-4506 or 214/340-2330 and 214/503-6026 (fax), 10675 East Northwest Highway,
         Suite 2630, Dallas, Texas 75238.

3) Please contact your insurance agent immediately and instruct them to change the name of the Certificate Holder and Additional Insured as required in your Lease Agreement to reflect the new owner, Pacific Retail Trust. Promptly forward a copy via fax and mail the original to the Dallas address noted above within the next ten days:

4) Your Contact for property management is:

         Property Manager:       [Insert Director, Property Operations]
                                  Pacific Retail Trust
                                 [Insert Street Address]
                                 [Insert City], [Insert State] [Insert Zip Code]
                                  Telephone Number: [Insert #]
                                  FAX Number:       [Insert #]

5) Attached is an Emergency Contact Form. Please complete as requested and return to [Insert Director, Property Operations] at the above address.

6) Attached you will find a Certificate of Non-Foreign status in which the Purchaser, Pacific Retail Trust certifies Purchaser is not a foreign entity. Additionally, the Purchaser's U.S. employer identification number and Purchaser's principal place of business is also provided for your records.

All of the Landlord's interest in your lease will be held by the new owner, Pacific Retail Trust, including transfer and recognition of tenant's security deposit in the amount of ($Secdep) and the new owner will from and after the date hereof be responsible for such deposit.

Service of Legal Notice shall be addressed to:

         Pacific Retail Trust
         8140 Walnut Hill Lane, Suite 400
         Dallas, TX 75231
         Attn: Dennis H. Alberts

Very truly yours,

[Insert Seller's Signature Block]
[Insert Corporation/Partnership, State]

         By:

         Name:

         Title:
                                                 "SELLER"


PACIFIC RETAIL TRUST,
a Maryland real estate investment trust

         By:

         Name: [Name of VP/Due Diligence]

         Its: Vice President
                                                 "PURCHASER"



30177448.6 40899 1702C 98484215

                                         CERTIFICATE OF NON-FOREIGN STATUS

To:                   Lessee

Definitions:          Lessee:        [Tenant]
                      Lease:         Lease Agreement by and between Lessee, JS -
                                        James Center Associates, L.P., a
                                        _______________________ ("Seller")


Certain provisions of the Internal Revenue Code of the United Stats (the "Code") provide that a lessee of a U.S. real property interest must, under certain circumstances, withhold tax from lease payments if the lessor is a "foreign person," as that term is used in the Code. The undersigned ("Purchaser") has purchased the James Center Shopping Center from Seller and assumed the position of lessor under the Lease, and associated documents. With respect to the applicable Code provisions, the undersigned hereby certifies:

Purchaser is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and associated regulations);

Purchaser's U.S. employer identification number is ID 74-6426985;

Purchaser's principal place of business is:

              Pacific Retail Trust
              8140 Walnut Hill Lane, Suite 400
              Dallas, TX  75231

Purchaser understands and agrees that this certificate may be relied upon by Lessee and may be disclosed to the Internal Revenue Service by Lessee.

I declare that I have examined this certification and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Purchaser, either as an officer or an authorized agent of the Purchaser's corporation.

PURCHASER:                                                PACIFIC RETAIL TRUST


                                                          By:
                                      Name:
                                     Title:

                                    EXHIBIT G

                                  AUDIT LETTER

                             [Company Letterhead]
(Date)
(date of the auditor's report)

Price Waterhouse LLP
2001 Ross Avenue
Suite 1800
Dallas, Texas  75201

Dear Sirs:

We confirm, to the best of our knowledge and belief, the following representations made to you during your audit of the financial statements of for the year ended December 31, 199 for the purpose of expressing an opinion as to whether the financial statements present fairly the results of operations of in conformity with generally accepted
accounting principles.

1. We acknowledge management's responsibility for the fair presentation in the financial statements of results of operations in conformity with generally accepted accounting principles.

2. All financial and accounting records and related data have been made available to you. We are not aware of any accounts, transactions or material agreements not fairly described and properly recorded in the financial and accounting records underlying the financial statements.

3. We are not aware of (a) any irregularities involving management or employees who have significant roles in the system of internal accounting control, or any irregularities involving other employees that could have a material effect on the financial statements, or (b) any violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency. There have been no communications from regulatory agencies concerning noncompliance with or deficiencies in financial reporting practices that could have a material effect on the financial statements. The company has complied with all aspects of contractual agreements that would have a material effect on the financial statements.

4. There are no other material liabilities or gain or loss contingencies that are required to be accrued or disclosed by

         Statement of Financial Accounting Standards No. 5 and no unasserted claims or assessments that our legal counsel has advised us are probable of assertion and required to be disclosed in accordance with that Statement.

5. No matters or occurrences have come to our attention up to the date of this letter that would materially affect the financial statements for the year ended December 31, 199 or, although not affecting such financial statements, have caused or are likely to cause any material change, adverse or otherwise, in the results of operations of the property.





(Signatures)